                                                                   Exhibit 10.12


                            FIRST MARYLAND BANCORP
                        1994 DEFERRED COMPENSATION PLAN
                       FOR DIRECTORS AND SENIOR OFFICERS
                                TRUST AGREEMENT


     This Trust Agreement, effective January 1, 1994, by and between First Maryland Bancorp, a corporation organized under the laws of Maryland (the "Company") and PNC Bank, N.A., a national banking association organized under the laws of the United States of America (the "Trustee");

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Company has adopted a nonqualified deferred compensation plan known as the First Maryland Bancorp 1994 Deferred Compensation Plan for Directors and Senior Officers (hereinafter referred to as the "Plan");

     WHEREAS, the Plan provides for the Company to pay all benefits from its general revenues and assets;

     WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held and invested therein (subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined) until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974;

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                   ARTICLE I
                                   ---------

                                 ESTABLISHMENT
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     1.1    Company will deposit with Trustee in trust such sums of money and other property as from time to time it deems necessary. Such amounts shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     1.2    The Trust hereby established shall be irrevocable.

     1.3 The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     1.4 The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3.1.

     1.5 Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

                                  ARTICLE II
                                  ----------

             PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES


     2.1 Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

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     2.2    The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     2.3 Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust and any earnings thereon are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

                                  ARTICLE III
                                  -----------

                   TRUSTEE RESPONSIBILITY REGARDING PAYMENTS
                TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT


     3.1 Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     3.2    At all times during the continuance of this Trust, as provided in
Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

     3.3 The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

     3.4 Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

     3.5 If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the

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Trust for the benefit of Company's general creditors. Nothing in this Trust
Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

     3.6 Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Article II of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

     3.7 Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                  ARTICLE IV
                                  ----------

                             INVESTMENT AUTHORITY


     4.1 Subject to the provisions of Section 4.2, the Trustee shall have the following powers, the exercise of which shall be within the sole and absolute discretion of the Trustee:

            (i) The Trustee shall keep the Trust invested, without distinction between principal and income, in any property, whether real, personal or mixed, and wherever situated and whether or not productive of income, without regard to the proportion any such property may bear to the entire amount of the Trust. The Trust investments may include, without implied limitation, American Depository Receipts relating to the common stock of Allied Irish Bank.

            (ii) The Trustee in its discretion may keep such portion of the Trust in cash or cash balances or hold all or any portion of the Trust in savings accounts, certificates of deposit, and other types of time or demand deposits with any appropriate financial institution or quasi-financial institution (including any such institution operated or maintained by the Trustee in its corporate capacity) as the Trustee may from time to time determine to be in the best interests of the Trust.

     4.2 The Company shall have the right to request the Trustee invest and reinvest the principal and income of the Trust as directed by the Company; provided, however, that the Trustee shall not be required to comply with such a request and, in any event, the Trustee shall only comply with the Company's request if the Trustee determines in its own judgment that the Company's directions are reasonable. In no event shall a Participant have the right to request or require the Trustee to make any particular investment of the principal or income of the Trust.

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     4.3    Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan Participants.

     4.4 Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

                                   ARTICLE V
                                   ---------

                             DISPOSITION OF INCOME


     5.1 During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                                  ARTICLE VI
                                  ----------

                             ACCOUNTING BY TRUSTEE


     6.1 The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books and records shall be preserved (in original form, or on microfile, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Company in writing of its intention to do so and transferring to the Company any of such accounts, books and records requested.

     6.2 The Trustee shall file with the Company at least quarterly a statement showing transactions and market values of the Trust in the normal form provided to the Trustee's customers. Upon the expiration of 180 days from the date of filing any such statement, the Trustee shall be released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such statement, except with respect to any such acts or transactions as to which the Company shall within such 180 day period file with the Trustee written objections and except for matters which the Company would not reasonably have been expected to have discovered by a proper review of such statement.

     6.3 The Trustee shall from time to time permit the Company's employees and agents to have reasonable access during ordinary business hours to such records as may be necessary to audit the Trustee's accounts.

     6.4 Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or the Company of the right to have a judicial settlement of the Trustee's accounts, and upon any proceeding for a judicial settlement of the Trustee's accounts or for instructions, the only necessary party thereto in addition to the Trustee shall be the Company.

     6.5 In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust Agreement.

     6.6 The Trustee will execute and file appropriate tax returns and reports relating to withholding taxes or other charges or taxes as directed by the Company. In addition to any returns required of the Trustee by law, the Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree.

                                  ARTICLE VII
                                  -----------

                           RESPONSIBILITY OF TRUSTEE


     7.1 Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     7.2 The Trustee shall have the following additional powers and authority, subject to Sections 4.1, 4.2 and 4.3, the exercise of which shall be within the sole and absolute discretion of the Trustee unless otherwise stated with respect to all property constituting part of the Trust:

            (i) To sell, lease (irrespective of the possible termination of the Trust), improve, partition, mortgage, exchange or otherwise dispose of any and all property at any time forming a part of any Trust in such manner, for such purposes and upon such terms as the Trustee may deem desirable.

            (ii) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or

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oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

            (iii) To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

            (iv) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

            (v) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust.

            (vi) To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

            (vii) To borrow money from any lender in such amounts and upon such terms and conditions as shall be deemed advisable or proper to carry out the purposes of the Trust and to pledge any securities or other property for the repayment of any such loan.

            (viii) To engage any legal counsel, including counsel to the Company or to the Trustee, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents, and to pay its reasonable fees, expenses and compensation.

            (ix) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.

            (x) To execute, acknowledge and deliver any and all instruments in writing which the Trustee may deem advisable to carry out any of the foregoing powers, including the power to indicate any division or distribution of any part of the Trust by deeds or other writings or instruments recorded among the public records of any jurisdiction where any such property may be located; and no party to any such instrument in writing signed by the Trustee shall be bound to see to the application by the Trustee of any money or other property paid or delivered to them pursuant to the terms of such instrument.

            (xi) To make distributions of all or any part of the assets of the Trust, in money or in kind, or partly in money and partly in kind, including real estate.

     7.3 If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     7.4 Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     7.5 Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     7.6 Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                 ARTICLE VIII
                                 ------------

                     COMPENSATION AND EXPENSES OF TRUSTEE


     8.1 The Company shall from time to time pay taxes of any and all kinds which are lawfully levied or assessed upon or become payable in respect of the Trust, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust are not paid by the Company, the Trustee shall pay such taxes out of the Trust. The Trustee shall at Company expense contest the validity of such taxes in any manner deemed appropriate by the Company or its counsel or the Company may itself contest the validity of any such taxes.

     8.2 The Company agrees to indemnify and hold harmless the Trustee and the Trust from and against all amounts, including without limitation, taxes, expenses (including reasonable counsel fees), liabilities, claims, damages, actions, suits or other charges incurred by or assessed against the Trustee or the Trust as a direct or indirect result of anything done in good faith or alleged to have been done, by or on behalf of the Trustee in reliance upon the directions of the Company or any person authorized to act on behalf of the Company under the Plan, or as a direct or indirect result of anything omitted to be done in good faith or alleged to have been omitted, in the absence of such directions, or as a direct or indirect result of the failure of the Company or any person authorized to act on behalf of the Company directly or through its agents, to adequately, carefully and diligently discharge its responsibilities with respect to this Trust or the Plan. Anything hereinabove to the contrary notwithstanding, the Company shall have no responsibility to the Trustee or the Trust under the foregoing if the Trustee fails to perform any of the duties specifically undertaken by it under the provisions of this Trust. The Company further agrees that the undertakings made in this Section 8.2 shall be binding on its successors or assigns and shall survive termination, amendment or restatement of the Trust or the Plan, or the resignation or removal of the Trustee.

     8.3 Any other reasonable expenses incurred by the Trustee in the performance of its duties under this Trust Agreement, including brokerage commissions, shall be charged against and paid from the Trust to the extent that the Company does not pay such expenses.

     8.4 The Company will pay the Trustee such reasonable compensation for its services as may be agreed upon in writing from time to time by the Company and the Trustee. Such compensation shall be charged against and paid from the Trust to the extent the Company does not pay such compensation.

                                  ARTICLE IX
                                  ----------

                      RESIGNATION AND REMOVAL OF TRUSTEE


     9.1 Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

     9.2 Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

     9.3 Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

     9.4 If Trustee resigns or is removed, a successor shall be appointed, in accordance with Article X hereof, by the effective date of resignation or removal under sections 9.1 or 9.2. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   ARTICLE X
                                   ---------

                           APPOINTMENT OF SUCCESSOR


     10.1 In the event of a removal or resignation of the Trustee, the Trustee shall duly file with the Company a statement as provided in Section 6.2 for the period since the last statement setting forth the transactions and market values and other information in the normal form provided to the Trustee's trust customers respecting the Trust not included in any previous statement and if written objections to such statement are not filed as provided in Section 6.2, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such statement except for matters which the Company could not reasonably have been expected to have discovered by a proper review of such statement.

     10.2 Within 60 days after any such notice of removal or resignation of the Trustee, the Company shall designate a successor trustee qualified to act hereunder. A successor trustee must be a financial institution having trust assets under management of at least $1 billion as of the date of appointment as successor trustee. Each successor trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word "Trustee" wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee. Upon designation of a successor trustee and delivery to the resigned or removed Trustee of written acceptance by the successor trustee of such designation, such resigned or removed trustee shall promptly assign, transfer, deliver and pay over to such successor trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust.

     10.3 The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Articles VI and VII hereof. The successor Trustee shall not be responsible for and Company shall indemnify, and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event or any condition existing at the time it becomes successor Trustee.

                                  ARTICLE XI
                                  ----------

                           AMENDMENT OR TERMINATION

     11.1 This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1.2 hereof.

     11.2 The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     11.3 Upon written approval of at least two-thirds of the Participants then living (and the beneficiaries of deceased Participants) entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

                                  ARTICLE XII
                                  -----------

                                 MISCELLANEOUS


     12.1 Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     12.2 Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment levy, execution or other legal or equitable process.

     12.3 This Trust Agreement shall be governed by nd construed in accordance with the laws of the Commonwealth of Pennsylvania.

     12.4 This Trust Agreement shall be binding upon and inure to the benefit of the Company and the Trustee and their respective successors and assigns.

     12.5 All titles and Article headings herein have been inserted for convenience of reference only and shall in no way modify, restrict or affect the meaning or interpretation of any of the terms or provisions of this Trust Agreement.

     12.6 This Trust Agreement is intended as a complete and exclusive statement of the agreement of the parties hereto, and supersedes all previous agreements or understandings among them.

     12.7 The term "Trustee" shall include any successor trustee. If a Trustee or custodian hereunder is a bank or trust company, any corporation resulting from any merger, consolidation or conversion to which such bank or trust company may be a party, or any corporation otherwise succeeding generally to all or substantially all of the assets or business of such bank or trust company, shall be the successor to it as Trustee hereunder without the execution of any instrument or any further action on the part of any party hereto or any Participant hereunder.

     12.8 Any reference hereunder to a Participant shall expressly be deemed to include where relevant a Beneficiary of such Participant or Beneficiary duly designated under the terms of the Plan. A Participant shall cease to have such status once any and all amounts due him under the Plan have been satisfied.

     12.9 Whenever used herein, and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural and the plural shall include the singular.

                                 ARTICLE XIII
                                 ------------

                                EFFECTIVE DATE


     The effective date of this Trust Agreement shall be January 1, 1994.

     IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto as of the day and year first above written.



[SEAL]



ATTEST:                                       FIRST MARYLAND BANCORP



  /s/ Andrew D. Hiduke                        By:  /s/ Jeremiah E. Casey
-------------------------------                  ---------------------------





[SEAL]

ATTEST:                                       PNC BANK, N.A.
                                               (as Trustee)



  /s/ Maria Horner                            By: /s/ James J. Episcopo
-------------------------------                  -----------------------------